                                                                   EXHIBIT 10.18

                                   AGREEMENT
                                   ---------

     This Agreement ("Agreement"), dated as of June 19, 2000, is between Express Scripts, Inc., a Delaware corporation ("ESI"), and PlanetRx.com, Inc., a Delaware corporation ("PlanetRx").

                                    RECITALS
                                    --------

     Whereas, ESI and PlanetRx entered into that certain Agreement dated as of August 31, 1999 ("Previous Agreement").

     Whereas, ESI and PlanetRx mutually desire to terminate the Previous Agreement and enter into this Agreement.

     In consideration of the agreements, covenants and conditions set forth herein, intending to be legally bound, the parties hereto agree as follows:


Section 1.  Definitions.

     Whenever used in this Agreement with initial letters capitalized, the following terms will have the following specified meanings:

     "Affiliate" means, with respect to a party, any Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such party; provided, however, that with respect to ESI, the term shall not include
       --------  -------
New York Life Insurance Company or its subsidiaries.

     "Change in Control of PlanetRx" means the following:

          (i) a Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of PlanetRx representing fifty percent (50%) or more of the combined voting power for the election of directors of PlanetRx's then outstanding securities;

          (ii) any consolidation, reorganization or merger of PlanetRx in which PlanetRx is not the continuing or surviving corporation or pursuant to which shares of common stock of PlanetRx would be converted into cash, securities or other property, other than a merger or reorganization of PlanetRx in which the holders of common stock immediately prior to the merger or reorganization have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or reorganization;

          (iii) the shareholders of PlanetRx approve a plan of complete liquidation of PlanetRx; or

          (iv) the shareholders of PlanetRx approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

     "Confidential Information" means all trade secrets, know-how and nonpublic information that relates to research, development, trade secrets, inventions, source code, technical data, software programming, concepts, designs, procedures, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, business plans or strategies and other proprietary or confidential information, protectable under the laws of the United States or any other nation, state or jurisdiction (including, but not limited to, any foreign equivalents thereto).

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract or through the ownership of voting securities, including the ownership of more than fifty percent (50%) of the equity, partnership or similar interest in such Person.

     "Effective Date" means the date on which ESI receives the payment described in Section 4 hereof.

     "ESI Member" means any individual who is entitled to benefits under a prescription drug benefit plan provided by ESI, or a Person Controlled by ESI, to an ESI Plan Sponsor or directly to such individual.

     "ESI Networks" means any or all of the networks of retail pharmacies contracted with ESI to dispense prescription drugs to ESI Members. A pharmacy network that is contracted by an ESI Plan Sponsor and merely administered by ESI for such ESI Plan Sponsor shall not be deemed to be an ESI Network for purposes of this Agreement.

     "ESI Plan Sponsor" means a sponsor of a health plan (such as an insurance company, health maintenance organization, employer, Taft-Hartley plan, or other Person, or a third party administrator acting on behalf of such a plan sponsor, including a sponsor of a "cash and carry" or discounted card program) who contracts with ESI or one of its Affiliates to provide a prescription drug benefit to members of such health plan.

     "Equity Transaction" means, collectively, the transactions described in that certain Asset Contribution and Reorganization Agreement dated as of August 31, 1999, among ESI, yourPharmacy.com, Inc., PlanetRx, PRX Holdings, Inc. and PRX Acquisition Corp.

     "IP Right" means any copyright, trademark, patent, trade secret, moral right or other intellectual property or proprietary right of any kind (including applications therefor and, in the case of patents, any continuation or divisional patent applications claiming priority thereto), whether arising under the laws of the United States or any other nation, state or jurisdiction (including any foreign equivalents thereto).

     "Internet" means the Internet or the World Wide Web (or any successor or other online network including those using delivery over television, cable, set top boxes, intranets, extranets and personal digital assistants).

     "Internet Pharmacy" means both Pure-Play Internet Pharmacies and Non-Pure-Play Internet Pharmacies.

     "Non-Pure-Play Internet Pharmacy" means the Internet division or operations owned and operated by pharmacy chains, traditional independent brick and mortar pharmacies (having one or more physical locations), and other retail merchants (such as supermarket chains and discount stores) that dispense prescription drugs from a physical retail location and who, as an adjunct to their traditional pharmacy operations also accept prescription orders via the Internet and mail or deliver the Pharmaceutical Products to their customers. As a matter of clarification, a pharmacy that first had a brick and mortar location (even if only one location) for retail pick-up, then adds the capability of accepting prescription orders via the Internet as an adjunct to their traditional operation, shall fall within this definition of Non-Pure-Play Internet Pharmacy. A Pure-Play Internet Pharmacy that opens or acquires a material number of physical retail pharmacy locations shall be considered a Non-Pure-Play Internet Pharmacy.

     "PBM Competitor" means a third party which engages in any of the following activities, whether or not constituting such party's principal line of business: contracting with health plan sponsors to provide (a) prescription drug benefits via mail order, (b) point-of-sale electronic processing of pharmacy claims, (c) formulary development and administration, or (d) for the development and/or maintenance of retail pharmacy networks for fulfillment of consumer orders for Pharmaceutical Products for members of a prescription drug benefit plan; provided, that an insurance company, HMO or other Person whose principal
--------
business involves offering policies or plans of comprehensive health care and which engages in such activities solely for the benefit of its policyholders or members of its comprehensive health plans shall not be deemed to be a PBM Competitor for purposes of this Agreement.

     "Person" means any individual, corporation, partnership, limited liability company, trust, association or other entity or organization, including any governmental or political subdivision or any agency or instrumentality thereof.

     "Pharmaceutical Products" means any product that under law may not be dispensed except pursuant to a prescription order written by a licensed medical professional and dispensed by a licensed pharmacy.

     "PlanetRx Site" means the website currently located at www.PlanetRx.com and any successor site.

     "Pure-Play Internet Pharmacy" means a pharmacy which receives orders from customers primarily through the Internet and is not a Non-Pure-Play Internet Pharmacy.

Section 2.  Termination of Previous Agreement; Waiver.

     2.1 On the Effective Date, the Previous Agreement shall be deemed to be terminated in its entirety, and the Internet Pharmacy Provider Agreement dated as of August 31, 1999 by and between ESI and PlanetRx (the "Previous Internet Pharmacy Agreement") shall be replaced in its entirety by the Amended and Restated Internet Pharmacy Provider Agreement attached hereto as Exhibit I (the
                                                                 ---------
"New Internet Pharmacy Agreement"), which the parties shall execute and deliver on such Effective Date.

     2.2 In exchange for the consideration set forth in this Agreement, ESI and PlanetRx each hereby waives, releases and forever discharges the other of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which either now has or may hereafter have against the other by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon or relating to the Previous Agreement. These terms represent a full and final settlement of any and all claims arising out of the Previous Agreement and the Previous Internet Pharmacy Agreement, or arising out of any transaction or relationship between ESI and PlanetRx of any kind whatsoever.

Section 3.  ESI Grant.

     3.1 Subject to the terms and conditions of this Agreement and the New Internet Pharmacy

Agreement, PlanetRx shall continue to be a participating pharmacy in the ESI Networks for non-objecting ESI Plan Sponsors during the term hereof.

     3.2 Subject to the terms and conditions of this Agreement and the New Internet Pharmacy Agreement, PlanetRx shall be the "Preferred" Internet Pharmacy in the ESI Networks, except for such ESI Networks in which PlanetRx declines to participate. For purposes of the foregoing, "Preferred" shall mean that PlanetRx shall be the recommended Internet Pharmacy vendor to ESI Plan Sponsors (although no level of promotion of PlanetRx is guaranteed by ESI). Notwithstanding the foregoing: (i) ESI may permit Non-Pure-Play Internet Pharmacies into ESI Networks, and list such Non-Pure-Play Internet Pharmacies as participants in the applicable ESI Networks; (ii) ESI may recommend specific Non-Pure-Play Internet Pharmacies to ESI Plan Sponsors if and only if the applicable ESI Plan Sponsor seeks an alternative Internet Pharmacy (i.e., alternative to PlanetRx); (iii) ESI may permit other Pure-Play Internet Pharmacies into applicable ESI Networks if and then only for a specific ESI Plan Sponsor that requests that such specific Pure-Play Internet Pharmacy participate in its applicable ESI Network, and (iv) ESI may honor contractual obligations of a business or entity acquired by ESI under agreements with third parties existing at the time of such acquisition until such agreements can be lawfully terminated without financial or other penalty.

     3.3 In the event of (i) a Change in Control of PlanetRx, or (ii) the acquisition of 30% or more of PlanetRx's voting stock by a PBM Competitor, PlanetRx shall notify ESI in writing of the occurrence (or proposed occurrence) thereof and ESI shall have the right, within 30 days of receipt of such notice, to terminate Section 3.2 hereof by giving PlanetRx written notice of said termination. In such case, said termination shall be effective 30 days after receipt of notice thereof by PlanetRx.

Section 4.  Payment.

     PlanetRx shall pay ESI eight million dollars ($8,000,000) on July 5, 2000, by wire transfer in immediately available funds, as PlanetRx's payment in full of all obligations under this Agreement and the Previous Agreement (i.e., said payment includes the Operating Fee payable to ESI under the Previous Agreement for the period April 1 to June 30, 2000).

Section 5.  PlanetRx Stock; Restrictions.

     ESI shall retain the shares of PlanetRx Common Stock received under the Equity Transaction agreement. ESI agrees that prior to January 1, 2001, ESI shall not, without the prior written consent of PlanetRx, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer) any such shares of PlanetRx Common Stock or any securities into which such shares may be converted or exchanged; provided, however, that ESI may transfer such shares or securities in a private transaction in accordance with an exemption from registration under applicable securities laws if, prior to such transfer, the transferee agrees in writing with PlanetRx to be bound by the restrictions set forth in this Section 5 with respect to such shares.

Section 6.  Technology Deposit.

     The parties hereto shall negotiate in good faith and use their best efforts to execute and deliver, on or before July 31, 2000, a mutually acceptable Depository Agreement, which shall require PlanetRx to promptly deposit the source code for and a working copy of the then current versions of all software developed by PlanetRx that is incorporated into the PlanetRx Site in accordance with the terms of said Depository Agreement. Such Depository Agreement shall grant ESI a non-exclusive, non-transferable, non-sublicensable, irrevocable, worldwide, royalty free, fully paid up license to any PlanetRx IP Rights relating to such software solely for ESI's use for its own website, provided ESI shall agree not to use said license unless and until PlanetRx (i) ceases to do business or otherwise terminates its operation on the PlanetRx Site, (ii) files for or converts to a case for relief under Chapter 7 of the United States Bankruptcy Code ("Bankruptcy Code") or a liquidating plan has been confirmed and gone effective in a case under Chapter 11 of the Bankruptcy Code in which PlanetRx is the debtor and such plan provides for the liquidation of the business of PlanetRx, or (iii) liquidates, dissolves or otherwise winds-up its affairs. The source code and working copy of the software shall be delivered to ESI by the depository agent immediately upon the occurrence of any of the foregoing events. In addition, the Depository Agreement shall not require any future performance on the part of PlanetRx (other than the delivery of the source code and working copy of the software at the outset).

Section 7.  Nondisclosure.

      7.1 A party (the "Receiving party") receiving any Confidential Information of the other party (the "Disclosing party") will exercise a reasonable degree of care, but in no event less than the same degree of care that it uses to protect its own confidential information of a like nature, to keep confidential and not disclose such Confidential Information and not to use such Confidential Information except as authorized by this Agreement. Without limiting the generality of the foregoing, the Receiving Party shall disclose the Confidential Information of the other party only to those of its employees and contractors (a) who have a need to know the Confidential Information in order to exercise its license to such Confidential Information, and (b) who are contractually bound to terms and conditions protecting against the unauthorized disclosure or use of Confidential Information.

     7.2 The obligations set forth in Section 7.1 above shall not apply to any Confidential Information to the extent it: (a) is approved by prior written authorization of the Disclosing party for release by the Receiving party; (b) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction, in which event the Receiving party shall give prior written notice to the Disclosing party of such disclosure as soon as practicable and shall cooperate with the Disclosing party in using all reasonable efforts to obtain an appropriate protective order or equivalent, provided that the information shall continue to be Confidential Information to the extent it is covered by such protective order or equivalent; (c) becomes generally available to the public through any means other than a breach by the Receiving party of its obligations under this Agreement; (d) was in the possession of the Receiving party without obligation of confidentiality prior to receipt or disclosure under this Agreement as evidenced by written records made prior to such receipt or disclosure; (e) is developed independently by the Receiving party without the use of or benefit from any of the Confidential Information of the other party or without breach of this Agreement, as evidenced by records of the Receiving party; or (f) is required to be disclosed by any national securities exchange, by government rule or regulation (e.g., in connection with a securities filing) or by any other provisions of applicable law, provided that the Receiving party gives the Disclosing party advance written notice (to the extent practicable) of the disclosure and cooperates with the Disclosing party in any reasonable attempt to limit the scope of the required disclosure. In any dispute over whether information is Confidential Information under this Agreement, it will be the burden of the Receiving party to show that such contested information falls within the exceptions set forth in this Section 7.

Section 8.  Representations and Warranties

     8.1  Representations and Warranties of PlanetRx.  PlanetRx hereby
          -------------------------------------------
represents and warrants to ESI:

               (a) Authorization. All corporate action on the part of PlanetRx,
                   -------------
          its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement by and between PlanetRx and ESI, and the performance of all obligations of PlanetRx hereunder has been taken, and this Agreement, when executed and delivered by PlanetRx, will constitute valid and legally binding obligations of PlanetRx, enforceable against PlanetRx in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               (b) Compliance with Other Instruments. The execution, delivery
                   ---------------------------------
          and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of PlanetRx's or any of its subsidiaries' charter or bylaws or any instrument, judgment, order, writ, decree or contract to which PlanetRx or any of its subsidiaries is a party or by which PlanetRx or any of its subsidiaries is bound, or any provision of any federal or state statute, rule or regulation applicable to PlanetRx or any of its subsidiaries, the effect of which would have a material adverse effect on the ability of PlanetRx or any of its subsidiaries to perform its obligations under this Agreement or result in the creation of any lien, charge or encumbrance upon any assets of PlanetRx or any of its subsidiaries.


     8.2  Representations and Warranties of ESI.  ESI hereby represents and
          -------------------------------------
warrants to PlanetRx:

               (a) Authorization. All corporate action on the part of ESI, its
                   -------------
          officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of ESI hereunder has been taken, and this Agreement, when executed and delivered by ESI, will constitute valid and legally binding obligations of ESI, enforceable against ESI in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               (b) Compliance with Other Instruments. The execution, delivery
                   ---------------------------------
          and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of ESI's or any of its subsidiaries' charter or bylaws or any instrument, judgment, order, writ, decree or contract to which ESI or any of its subsidiaries is a party or by which ESI or any of its subsidiaries is bound, or any provision of any federal or state statute, rule or regulation applicable to ESI or any of its subsidiaries, the effect of which would have a material adverse effect on the ability of ESI or any of its subsidiaries to perform its obligations under this Agreement or result in the creation of any lien, charge or encumbrance upon any assets of ESI or any of its subsidiaries.

Section 9.  Outsourcing Agreement

     The parties will engage in discussions regarding entering into an outsourcing agreement pursuant to which PlanetRx would be permitted to fill mail pharmacy prescriptions for ESI, at ESI's sole discretion.

Section 10.  Effectiveness and Term; Termination; Survival

     10.1  Effectiveness and Term.  This Agreement shall become effective on the
           ----------------------
Effective Date and the term hereof shall continue for a period of 5 years from such Effective Date, unless terminated earlier in accordance with the terms hereof; provided, however, that if the Effective Date does not occur on or
        --------  -------
before July 6, 2000, (i) this Agreement shall be deemed to be null and void and of no force and effect, and ESI shall have all its rights and remedies under the Previous Agreement, and (ii) nothing contained in this Agreement shall be considered prejudicial to ESI with respect to its rights or remedies under the Previous Agreement or otherwise compromise any of such rights or remedies.

     10.2  Termination.  The following shall be events of default under this
           -----------
Agreement, and shall give ESI the right to immediately terminate this Agreement:

                 (a) If PlanetRx is in material breach of any of its obligations under this Agreement or the Equity Transaction agreements (including any material breach or inaccuracy of its representations or warranties that has a material adverse effect on the ability of PlanetRx to perform its obligations under this Agreement or the Equity Transaction agreements), which breach PlanetRx does not cure within sixty (60) days after ESI gives PlanetRx written notice thereof;

                 (b) PlanetRx engages in prescribing medicine or referring consumers to physicians or other medical or dental professionals to obtain prescriptions for Pharmaceutical Products;

                 (c) PlanetRx fails to maintain its privacy structure in accordance with state and federal regulatory requirements and industry standards, as may be reflected in certification standards of organizations such as Trust e, BBB, VIPPS, the NABP or similar organizations and at a level comparable to that maintained by other Internet Pharmacies.

     10.3  Survival.  Sections 2.2 and 7 shall survive the termination of this
           --------
Agreement. Section 6 shall survive termination of this Agreement due to PlanetRx's breach if the Depository Agreement is not executed and delivered prior to said termination.

Section 11.  General.

     11.1  Relationship.  The parties are independent contractors under this
           ------------
Agreement. Each party acknowledges and agrees that it is not and will not be during the term an employee or an agent of the other party. Nothing in this Agreement will be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, franchise or business entity of any kind.

     11.2  Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto, and the legal representatives, successors in interest and permitted assigns, respectively, of each such party. This Agreement shall not be assigned in whole or in part by any party without the prior written consent of the other party, such consent not to be unreasonably withheld except to an entity that acquires all or substantially all of the business or assets of such party, subject to Section 3.3.

     11.3  Change in Existing Law.  In the event that there is a change in law
           ----------------------
or regulation, a change in interpretation of existing law or regulation, or new enforcement of existing law or regulation such that any provision of this Agreement shall be deemed illegal, invalid or unenforceable, or impractical, the parties shall in good faith renegotiate such affected terms so as to put the parties in as close to the same economic position as they would have been in had the affected provisions not been deemed illegal, invalid or unenforceable.

     11.4  Notices.  All notices, requests, demands, applications, services of
           -------
process, and other communications that are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties to this Agreement at the following addresses:

     If to ESI:  Express Scripts, Inc.
                 13900 Riverport Drive
                 Maryland Heights, Missouri  63043
                 Attention: President
                 Fax:  314-770-1581

     With a copy to:  Express Scripts, Inc.
                      13900 Riverport Drive
                      Maryland Heights, Missouri  63043
                      Attention: General Counsel
                      Fax:  314-702-7120

     If to PlanetRx:  PlanetRx.com, Inc.
                      349 Oyster Point Blvd., Suite 201
                      South San Francisco, California, 94080
                      Attention:  General Counsel
                      Fax:  650-616-1585

or to such other address as the party shall have furnished to the other party by notice given in accordance with this Section 11.4. Such notice shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following date, or (iii) if mailed, upon the date of first attempted delivery.

     11.5  Waiver.  No provision of this Agreement shall be deemed to be waived
           ------
and no breach excused unless such waiver or consent shall be in writing and signed by the party that is claimed to have waived or consented. The failure of a party at any time, or from time to time, to require performance by the other party of any provision hereof shall in no way affect the rights of such party thereafter to enforce the same nor shall the waiver by a party of any breach of any provision hereof by the other party constitute a waiver of any succeeding breach of such provision, or a waiver of any provision itself, or a waiver of any other provisions hereof.

     11.6  Severability.  This Agreement will be enforced to the fullest extent
           ------------
permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then: (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision; (b) such provision will be void to the extent it is held to be invalid or unenforceable; (c) such provision will remain in effect to the extent that it is not invalid or unenforceable; and (d) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the parties.

     11.7  Remedies.  Except as otherwise expressly provided in this Agreement,
           --------
each and all of the rights and remedies provided in this Agreement, and each and all of the remedies allowed at law and in equity, will be cumulative, and the exercise of one right or remedy will not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

     11.8  Injunctive Relief.  The parties acknowledge that a material breach of
           -----------------
Section 7 of this Agreement would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which the non-breaching party may be entitled, such party will be entitled to obtain immediate injunctive relief in the event of a material breach of this Agreement.

     11.9  Governing Law.  This Agreement will be governed by and construed
           -------------
according to the laws of the State of Delaware without regard to its choice of law provisions. The parties consent to the jurisdiction of such courts and waive any right to assert that any such court constitutes an inconvenient or improper forum.

     11.10  Publicity.  Neither party shall, without the approval of the other,
            ---------
make any press release or other public announcement concerning the transactions contemplated by the Agreements, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of any national securities exchange or association or governmental entity, in which case the other party shall be advised and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the parties hereby acknowledge and agree that communications among employees of the parties and their attorneys, representatives and agents necessary to consummate the transactions contemplated hereby shall not be deemed a public announcement for purposes of this Section
11.10. Upon the execution and delivery of this Agreement, the parties hereto will cooperate in respect of the immediate issuance of a mutually acceptable press release relating to the transactions contemplated by the Agreements.

     11.11  Entire Agreement.  All Exhibits to this Agreement are incorporated
            ----------------
in and constitute a part of this Agreement. This Agreement, including the Exhibits and Schedules hereto, each as amended from time to time, constitute the entire understanding between the parties in relation to the subject matter hereof and supersede all prior discussions, agreements and representations related to this subject matter, whether oral or written and whether or not executed by a party. Unless otherwise provided in this Agreement, no modification, amendment or other change may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representatives of all parties.

     11.12  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     11.13  Titles and Subtitles.  The titles and subtitles used in this
            --------------------
Agreement and in the Exhibits and Schedules hereto are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11.14  Force Majeure.  Neither party shall be responsible for a failure to
            -------------
meet its obligations under this Agreement to the extent caused by the following:
(i) materially inaccurate data submitted by the other party; (ii) any failure of equipment, facilities or services not controlled or supplied by such party; or
(iii) failure(s) caused by acts of God, acts of nature, riots and other major civil disturbances, strike by such party's personnel, sabotage, injunctions or applicable laws or regulations, in each case without breach by such party of any obligations under this Agreement with regard to either such event or such failure. ESI or PlanetRx, as applicable, agrees to use its commercially reasonable efforts to restore performance of its obligations under this Agreement as soon as reasonably practicable following any such event.

                  (Remainder of Page Intentionally Left Blank)

(Signature Page of Agreement dated as of June 19, 2000, between Express Scripts,
                         Inc., and PlanetRx.com, Inc.,)

     IN WITNESS WHEREOF, the parties have duly entered into this Agreement as of the date first written above.

ESI:                                         PlanetRx:


EXPRESS SCRIPTS, INC.                        PLANETRX.COM, INC.


By: /s/ George Paz                           By: /s/ Michael Beindorff

Name: George Paz                             Name: Michael Beindorff

Title: Senior Vice President                 Title: Chief Executive Officer
and Chief Financial Officer

                                   Exhibit I
                                   ---------

                           FORM OF INTERNET PHARMACY
                           -------------------------
                               PROVIDER AGREEMENT
                               ------------------

     THIS INTERNET PHARMACY PROVIDER AGREEMENT ("Agreement") is effective as of this 5th day of July, 2000 (the "Effective Date"), by and between Express Scripts, Inc., a Delaware corporation ("ESI"), and PlanetRx.com, Inc. a Delaware corporation ("Provider").

                                    RECITALS

     A. ESI provides and manages prescription drug programs for its clients, which programs include claims administration, mail service dispensing and other pharmacy benefit management services.

     B. Provider, a Web-based pharmacy, wishes to provide Internet Pharmacy services to eligible members of certain prescription drug programs by participating in one or more of ESI's pharmacy networks, all in accordance with and subject to the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

1. DEFINITIONS   For purposes of this Agreement, the following capitalized
   -----------
     terms shall have the meanings set forth below:

     "Average Wholesale Price" or "AWP" means the average wholesale price of a prescription drug based upon the most current information provided to ESI by drug pricing services such as First Databank, Redbook or other source generally recognized in the retail prescription drug industry selected by ESI.

     "Benefit Plan" means a health care plan pursuant to which prescription drug benefits are available to Members.

     "Copayment" means that portion of the total charge for each prescription drug that a Member is required to pay to Provider in accordance with that Member's Prescription Drug Program and the provisions of Section 2.A hereof, whether designated as a "copayment" or "deductible" under the applicable Prescription Drug Program.

     "Covered Medications" means those prescription drugs, supplies and other items prescribed by an authorized, licensed medical practitioner that are covered by a Benefit Plan.

     "DAW Code" means the "dispense as written" codes as developed by the NCPDP, as may be revised from time to time.

     "Formulary" means a list of preferred drugs developed by ESI or a Sponsor and revised periodically, which drugs physicians are encouraged to prescribe and pharmacists are encouraged to dispense, consistent with their professional judgment and applicable medical and pharmaceutical laws and procedures, and which Members are encouraged to use. ESI will send Formulary information to the Provider on-line at time of claim adjudication, or in such other manner as ESI deems appropriate.

     "Internet Pharmacy" means a pharmacy which does not have a physical location for patrons to visit for retail sales but that receives orders from customers only through the Internet, but does not include the Internet division or operations of pharmacy chains and other retail merchants (such as supermarket chains and discount stores) that dispense prescription drugs and who, as an adjunct to their traditional pharmacy operations also accept prescription orders via the Internet and mail or deliver the Pharmaceutical Products to their customers.

     "MAC" means the maximum allowable cost that ESI will pay Provider for generic drugs and multi-source brand drugs where a generic drug is available (except in cases where the prescriber or Member insist upon receiving the multi-source brand drug. MAC is determined by ESI, in its sole discretion, based on industry wholesale trends and related current pricing data for generic drugs.

     "Internet" means the Internet or the World Wide Web (or any successor or other online network including those using delivery over television, cable, set top boxes, intranets, extranets and personal digital assistants).

     "Member" means a subscriber and his or her eligible dependents to whom benefits are available pursuant to a Prescription Drug Program.

     "NCPDP" means the National Council for Prescription Drug Programs, or any successor organization.

     "Operating Agreement" means the Agreement entered into by Provider and ESI, dated as of June 19, 2000.

     "Prescription Drug Program" means prescription drug program services provided to a Sponsor pursuant to an agreement with ESI, including any Formulary.

     "Provider Manual" is a written description of ESI's generally applicable practices, policies, rules and procedures provided by ESI for pharmacies dispensing Covered Medications to Members, including such provisions as are specific to Internet Pharmacies. The Provider Manual may be revised from time to time by ESI in its sole discretion.

     "Sponsor" means any health maintenance organization (HMO), insurance company, employer or other organization having principal financial responsibility for payment of Covered Medications provided to Members under a Prescription Drug Program, or a person or entity (such as a third party administrator) contracting on behalf of such an entity, or a person or entity sponsoring a "cash and carry" or discounted card program.

     "Usual and Customary Retail Price" means the Provider's usual and customary retail price of a Covered Medication in a cash transaction (in the quantity dispensed) on the date that it is dispensed, including any discounts or special promotions offered on such date.

2.   PHARMACY SERVICES
     -----------------

     A. Provider shall provide Internet Pharmacy services to Members through its Internet Pharmacy website in connection with ESI's Prescription Drug Programs, and agrees to perform the following:

          1. Verification of Eligibility. Verify on-line with ESI that the
             ---------------------------
             Member submitting the prescription request is eligible for benefits under the Prescription Drug Program. Provider shall require the Member provide a health plan identification number.

          2. Dispensing.  Dispense Covered Medications to each Member (not to
             ----------
             exceed a one month's supply) in accordance with all applicable laws and regulations and the applicable Prescription Drug Program. Any prescription for a Member for a Covered Medication greater than one-month's supply shall be transferred to ESI for fulfillment unless otherwise mutually agreed to by the parties. The parties will develop procedures for the transfer of such prescription orders to ESI. Initially, however, Provider will create an order for each Member request for such a prescription; obtain approval from the credit card issuer for the amount of the Copayment; and remit the Copayment to ESI when received, net of the credit card issuer's fee.

          3. Claims Processing.  Submit each and every prescription drug claim
             -----------------
             for a Member to ESI in a current and industry accepted NCPDP telecommunications format for processing and payment in accordance with the requirements set forth in the Provider Manual, which submission shall include, among other things, (a) the DAW Code, (b) the nationally determined unique provider identifier, when such identifier is readily available (or the DEA number) or such other identifier agreed to by ESI for the prescribing medical practitioner, and (c) the NDC number for the original package size from which the Covered Medication was dispensed. If a claim cannot be transmitted on-line, Provider will make reasonable attempts to retransmit the claim. In no event shall a claim be submitted later than 30 days after the prescription is filled. All messages and DUR information transmitted by ESI for paid or rejected claims will be displayed for the dispensing pharmacist at the time of claim processing. Provider will respond to on-line messages received from ESI.

          4. Copayments.  Charge Members and collect the applicable Copayment
             -----------
             indicated on-line or if on-line processing is unavailable, then as outlined in the Provider Manual, subject to the provisions of
             Section 2.B. hereof regarding coupons. Copayments for Members may not be waived or discounted without ESI's consent, nor may Provider accept coupons issued by any person other than ESI in lieu of collecting the Copayment in cash (including charge or debit cards) for Members submitting prescriptions for Covered Medications. In no event (including but not limited to nonpayment by ESI or ESI's insolvency) shall Provider bill, charge, collect a deposit from, or seek any other fees, taxes or surcharges or any other compensation from any Member for any Covered Medications or services provided in connection herewith other than (i) the applicable Copayment (and in no event shall ESI be liable for any Copayment), and (ii) standard shipping charges, which shall not be less favorable than the charges to Provider customers that are not Members. This Section 2.A.4 shall survive termination of this Agreement, regardless of the cause of termination, and shall be construed for the benefit of Members.

          5. Verification of Dispensing.  Maintain order detail and method of
             --------------------------
             shipment records (or other evidence specifically approved by ESI) for each Covered Medication dispensed to Members.

          6. Consultation Services.  Provide reasonable consultation services
             ---------------------
             with regard to Covered Medications that the Member is taking. Reasonable consultation services shall include, at a minimum, such consultation as is required under applicable federal or state law or regulation.

     B.   Standards of Service.  Provider shall perform the services required of
          --------------------
          it under this Agreement with at least the same standard of care, skill and diligence that is customarily used by pharmacies, including VIPPS certified internet pharmacies, in the community and that Provider uses
          in serving other customers.   Provider shall not engage in prescribing
          prescription drugs or in referring Members to physicians or other medical or dental professionals for prescriptions for Covered Medications. Provider agrees that the administrative and billing practices applied and the prices charged for products and services that are not Covered Medications provided to Members shall be no less favorable than such practices applied or such prices charged to other customers. Provider shall not refuse to provide services required under a Benefit Plan or attempt to disenroll any Member. Further, Provider agrees to implement and maintain a tracking program for orders identified by Members as lost in the mail. Provider will comply with the Pharmacy Practice Standards promulgated from time to time by the Pharmaceutical Care Management Association (PCMA), whether or not Provider is a member of such association, or, if such association ceases to promulgate such standards, the comparable standards of any generally recognized successor organization that promulgates standards for mail and/or Internet pharmacies.

     C.   Compliance with Applicable Law; Permits and Licenses.  Provider shall
          ----------------------------------------------------
          be bound by and comply with the provisions of all applicable laws, rules and regulations of the state board of pharmacy and other governmental bodies having jurisdiction over Provider, including non-resident pharmacy requirements. Where required by a Sponsor that is a health maintenance organization, this Agreement shall be subject to the Federal Health Maintenance Organization Act, 42 U.S.C. 300 et. seq., or any successor statutes and the rules and regulations thereunder, and to the comparable laws and regulations of any applicable state, which laws, rules and regulations shall take precedence over this Agreement to the extent of any inconsistency. Provider shall maintain at all times all required federal, state and local licenses, non-resident pharmacy registrations and licenses, certificates and permits that are necessary to allow Provider to dispense Covered Medications to Members. Provider shall notify ESI in writing immediately in the event of any suspension, revocation, restriction or limitation on any such license, registration, certificate or permit.

     D.   Drug Utilization Review; Compliance with Formularies and Provider
          -----------------------------------------------------------------
          Manual.  Provider shall (1) cooperate with ESI's procedures for drug
          ------
          utilization review and generic substitution, as set forth from time to time in the Provider Manual; (2) comply with ESI's procedures for calling prescribers to facilitate generic substitution and Formulary compliance, and other programs established by a Sponsor; and (3) comply with the Provider Manual. Provider shall use commercially reasonable efforts to comply with the applicable Formulary when dispensing Covered Medications to Members. Without limiting the generality of the foregoing, in no event will Provider (i) attempt to switch a

          Member's prescription to a drug that is not a Formulary drug on the applicable Formulary, except for generic substitution opportunities or where required by medical necessity. Provider agrees that ESI's manufacturer agreements, therapeutic programs and formularies take precedence with the manufacturers over any such agreements or programs to which Provider is a party with respect to Covered Medications dispensed to Members. Provider will not implement any substitution program for Members of Prescription Drug Programs that is inconsistent with such Prescription Drug Program, including the applicable Formulary.

     E.   Hours of Service.   Provider shall operate and be available to Members
          ----------------
          on-line 24 hours a day, 7 days a week.

     F.   Member Communications.  All outbound communications from Provider to
          ---------------------
          ESI Members (identifiable as such by Provider) (other than those customarily occurring between a pharmacist and a patient with respect to the dispensing of Pharmaceutical Products or those reasonably necessary to fulfill a Member's order) shall require ESI's prior written approval, provided, however, that in the event that Provider shall request consent for a specific promotion, ESI shall provide a response to such request within one (1) business day.

3.  PROVIDER COMPENSATION
    ---------------------

     A.   Reimbursement Pricing -- 30-Day Prescriptions.  In addition to any
          ----------------------------------------------
          Copayments, Provider shall receive payments from ESI for pharmacy services described in Section 2 hereof, for prescriptions for medication for a 30-day supply of medication or less, in accordance with the payment schedule set forth in the applicable Exhibit A, or in
                                                                ---------
          any special pricing rider for a specific ESI network to which Provider may agree (less the applicable Copayments). Payments shall be based upon the prescription drug claims submitted to ESI pursuant to Section 2.A.3 hereof. The parties agree to negotiate in good faith adjustments to the transfer pricing/reimbursement fees for a particular network if, during the term, ESI recontracts one or more of its retail pharmacy networks (e.g., PerxCare, PerxSelect or any successors thereto), as necessary to maintain the positive rate differential between Provider and the retail network pharmacies.

     B.   Payment Schedule for Reimbursement Pricing.  ESI shall pay Provider
          ------------------------------------------
          for approved claims for pharmacy services prescribed in Section 2 hereof for prescriptions for medication for a 30-day supply of medication or less, on a twice monthly payment cycle; approved claims will be paid on average of thirty (30) days from date of acceptance. Rejected or disputed claims must be resubmitted within 30 days of the initial rejection. ESI may deny payment for any claim not submitted within these time periods. Further, Provider and ESI hereby agree that ESI may refuse to pay any claim not submitted in accordance with the provisions of this Section 3.A. and of Section 2.A.3 hereof. Except with respect to Copayments, Provider shall look solely to ESI for compensation for Covered Medications and other services provided to Members pursuant to this Agreement. ESI will not reverse any of its approvals for properly submitted claims with respect to which Provider has complied with the terms of this Agreement.

     C.   Fulfillment Pricing.  For prescriptions ordered by a Member through
          --------------------
          Provider but fulfilled/dispensed by ESI ("Fulfillment Claims"), Provider shall receive payments from ESI equal to ESI's drug ingredient cost upon ESI's collection of payment from the applicable Sponsor. Provider shall bear the risk of loss for the inability of ESI to collect from the Sponsor. If ESI is unable to collect from the Sponsor, ESI will assign its rights in such receivable to Provider. Provider will remit the Copayments on all Fulfillment Claims to ESI, net of any credit card issuer's fee on the transaction.

     D.   Payment Schedule for Fulfillment Pricing.  ESI shall pay Provider for
          ----------------------------------------
          Fulfillment Claims based on a schedule mutually agreeable to the parties.

     E.   Order Fees.  ESI shall pay Provider an order processing fee for
          ----------
          Fulfillment Claims of [*] per prescription, payable monthly.

     F.   Preferred Product Fees.  ESI shall pay Provider a preferred product
          ----------------------
          fee of [*] per prescription for each attempt to convert a prescription for a non-preferred product to a preferred product for prescriptions filled by Provider. The method of communication to the Member or the prescriber shall be at the discretion of Provider.

     G.   Remittance Advices.  Provider agrees that it is obligated to review
          ------------------
          remittance advices to verify their accuracy, and must notify ESI in writing within 45 days of receipt of each such remittance advice of any disputed information thereon. Upon proper notice to ESI and verification of amounts to be paid, if any, ESI shall only be responsible for remitting additional payments to a Provider in connection with the specific disputed remittance advice. If Provider does not notify ESI in the manner and time provided herein, ESI shall have no further responsibility with respect to such remittance.

     H.   Taxes:  Transmission Charges.  With respect to Covered Medications
          ----------------------------
          dispensed to Members by Provider, if permitted by the terms of its contract with the Sponsor, ESI will bill the Sponsor for any Federal, state, or local sales taxes payable with respect to any sales of Covered Medications to a Member, and will remit to Provider any such taxes collected from Sponsors. Provider shall remit any such sales taxes to the other taxes or surcharges associated with its performance under this Agreement (but not for income taxes payable on ESI's income). For purposes of this section "sales tax" means any excise tax on Covered Medications now or hereafter in existence required to be collected or paid by a retail seller on consumer retail sales, whether designed as a sales tax, gross receipts tax, retail occupation tax, value added tax, or otherwise. Provider shall be solely responsible for expenses included in transmitting claims to ESI. If Provider transfers a prescription order to ESI for fulfillment, ESI shall be solely responsible for any applicable sales taxes and any other taxes or surcharges associated with fulfilling such prescription order (but not for income taxes payable on Provider's income).

4.   COMPENSATION TO ESI. For prescriptions ordered by a Member through Provider
     -------------------
     but fulfilled/dispensed by ESI because the quantity dispensed exceeded a 30 days supply, Provider shall reimburse ESI for its drug ingredient cost and remit the applicable Copayment to ESI. Provider shall be responsible for collecting the Copayment from the Member. Provider shall make such payments to ESI based on a schedule mutually agreeable to the parties.


-------------------
* Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

5.   LIABILITY INSURANCE; INDEMNITY
     ------------------------------

     A. Provider shall obtain and maintain in full force and effect and throughout the term of this Agreement such policies of general liability, professional liability and other insurance of the types and amounts as are reasonably and customarily carried by pharmacies with respect to their operations. Provider shall obtain and maintain during the term of this Agreement, comprehensive general liability insurance coverage in the amount of at least $1,000,000 per occurrence, including pharmacist's professional liability insurance, for protection from claims for bodily injury and personal injury to Members from Provider's operation under this Agreement. By signing this Agreement, Provider represents that these insurance requirements are being met. Provider shall furnish not less than 30 days' prior written notice to ESI in the event of termination or material modification of any such policies of insurance which renders Provider non-compliant with the foregoing. Upon ESI's request, Provider shall provide ESI with evidence of such insurance coverage satisfactory to ESI. If the insurance purchased to satisfy the requirements of this
          Section is of the "claims made" variety, Provider shall purchase an extended period of indemnity so that ESI is protected from any and all claims brought against ESI for a period of not less than three years subsequent to the date of termination of this Agreement.

     B. With respect to any prescription orders filled by Provider, ESI shall not be liable or suffer loss for any claim, injury, demand, or judgment of any kind whatsoever arising out of the sale, compounding, dispensing, manufacturing, consultation or use of any prescription drug or any service provided by Provider pursuant to this Agreement. Regardless of the insurance coverage required herein above, Provider shall indemnify, defend and hold harmless ESI, its officers, directors and employees, against the full amount of any and all loss, expense, claim, or damage (including expert and professional fees and attorneys fees) arising out of or attributable to any of the foregoing.

     C. With respect to any prescription orders that are referred by Provider to ESI for fulfillment, Provider shall not be liable or suffer loss for any claim, injury, demand, or judgment of any kind whatsoever arising out of the sale, drug or any service provided by ESI in fulfilling such prescription order. ESI shall indemnify, defend and hold harmless Provider, its officers, directors and employees, against the full amount of any and all loss, expense, claim, or damage (including expert and professional fees and attorneys fees) arising out of or attributable to any of the foregoing as related to such prescriptions dispensed by ESI.

     D. If any claim, injury, demand, or judgment (collectively, an "Indemnified Claim"), is asserted against a person entitled to indemnification hereunder (an "Indemnified Party") in respect of which the Indemnified Party proposes to demand indemnification from the other party (the "Indemnifying Party") pursuant to Sections 4.B or 4.C above, such Indemnified Party will promptly notify the Indemnifying Party in writing. No failure of an Indemnified Party to so notify the Indemnifying Party shall relieve the Indemnifying Party from the obligation to indemnify the Indemnified Party unless and to the extent the Indemnifying Party is actually prejudiced by such failure. Such Indemnified Party will accord the Indemnifying Party the opportunity to assume entire control for the defense, compromise or settlement of any such Indemnified Claim through its own counsel and at its own expense; provided that no such compromise or settlement shall include
                   --------
          any non-monetary terms and conditions
          applicable to such Indemnified Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnified Party may retain its own counsel at its own expense (the Indemnifying Party shall only be liable for the reasonable cost of one such counsel for all Indemnified Parties) if (i) the Indemnifying Party, within fifteen
          (15) days after notice of any Indemnified Claim, fails to assume the defense of such Indemnified Claim or (ii) the representation of both the Indemnifying Party and the Indemnified Party would, in the reasonable judgment of the parties, be inappropriate due to actual or potential conflicting interests between them. If the Indemnifying Party does not assume entire control of the defense, compromise or settlement of such Indemnified Claim, the Indemnified Party may compromise or settle any such Indemnified Claim. Provider and ESI each agrees to reasonably cooperate with respect to the defense of any Indemnified Claim, at the Indemnifying Party's expense.appropriate taxing authority. Provider shall be solely responsible for any


6.   RECORDS
     -------

     Provider shall maintain medical, financial and administrative records relating to Members and their prescriptions for Covered Medications in accordance with applicable law and as required for quality assurance and peer review programs for a minimum of 5 years from the date any such prescription is dispensed. The parties agree that such records shall be treated as confidential so as to comply with all applicable state and Federal laws regarding the confidentiality of patient records. Provider shall permit ESI or a third party authorized by ESI to inspect, review, audit and reproduce, during regular business hours and without charge, any business, financial and prescription records maintained by Provider pertaining to ESI, Members or this Agreement as ESI deems necessary to determine compliance with the terms of this Agreement.

7.   QUALITY ASSURANCE
     -----------------

     Provider shall cooperate and participate with ESI in any and all quality assurance procedures, peer review, credentialing process, audit systems and any complaint resolution procedures established by ESI or required by a Sponsor from time to time, and Provider shall abide by, comply with and carry out all determinations resulting from such processes or procedures.

8.   ADVERTISING, MARKETING AND RESERVATION OF RIGHTS
     ------------------------------------------------

     Subject to compliance with Provider's trademark quality control guidelines, ESI may use Provider's name, URL and description of services for purposes of advertising or marketing prescription drug programs in all media, including any website operated by ESI, subject to compliance with Provider's trademark quality control guidelines. ESI reserves the exclusive rights to, and control of, the use of the name "Express Scripts, "PERx" and all other names, symbols and service marks presently existing or hereinafter adopted by ESI. Provider shall not advertise or use any names, symbols or trademarks of ESI in any advertising or promotional materials or otherwise without the prior written consent of ESI. It is understood and agreed that any decal incorporating an ESI servicemark or logo is solely for on-line screen display by Provider in connection with its performance under this Agreement and that all such use and display shall terminate upon termination of the Agreement.

9.   TERM
     ----

     A. The term of this Agreement shall commence on the Effective Date and continue for five (5) years, unless terminated as provided in this
          Section 9.

     B. Notwithstanding any provision to the contrary, the parties hereto agree that in the event either (i) Provider, on the one hand, or (ii) ESI, on the other, shall default in performance of any of their respective obligations under this Agreement and good faith efforts to cure such default have not begun within 10 days after the receipt of written notice thereof, the nondefaulting party shall have the right by further written notice to the defaulting party to terminate this Agreement effective as of any future designated date, not less than 30 days from the date of the termination notice.

     C. ESI shall have the right to automatically and immediately terminate this Agreement upon written notice in the event that (i) Provider ceases to be licensed by the appropriate licensing authorities, or is excluded as a sanction for misconduct from participation in any government health care programs, (ii) Provider submits a fraudulent prescription drug claim or any information in support thereof, knowing it to be fraudulent, (iii) Provider is declared insolvent, goes into receivership or bankruptcy or any other action is taken on behalf of its creditors, or (iv) the Operating Agreement is terminated due to Provider's breach of such agreement.

10.  MISCELLANEOUS
     -------------

     A. Any notice required to be given pursuant to the terms hereof shall be in writing and sent by ordinary or express mail to the other party at the address listed below or to the last reported address of such party:

          If to Express Scripts, Inc., to:
          Attn:  Provider Relations
          13900 Riverport Drive
          Maryland Heights, MO 63043

          with a copy to General Counsel at the same address.

          If to PlanetRx, Inc., to:

          PlanetRx.com, Inc.
          6399 Shelby View Dr. Suite 111
          Memphis, TN 38134
          Attn: Legal

          and to:

          PlanetRx, Inc.
          349 Oyster Point Blvd., Suite 201
          South San Francisco, California 94080
          Attention:  Legal
          Fax:  650-616-1505


     B. Any reference to the parties in this Agreement shall include, apply to, bind and benefit the permitted assigns and successors of the parties and any corporation, partnership, individual, or person acting in a fiduciary capacity on their behalf.

     C. This Agreement, including the Exhibit(s) and the Provider Manual, constitute the entire understanding of the parties hereto with respect to the subject matter hereof and, upon execution by the parties, supersedes all prior oral or written agreements between the parties with respect to the subject matter hereof. No modification, alteration or waiver of any term, covenant or condition of this Agreement shall be valid unless agreed to in writing by both parties, except as hereinafter set forth. Notwithstanding the foregoing, Provider and ESI agree that ESI may amend this Agreement to comply with any changes required or suggested by the appropriate regulatory authorities in the course of discharging their responsibilities under applicable laws and regulations. ESI shall furnish Provider with written notice of such amendments. In the event any such amendment constitutes a material change in the terms of the Agreement that is unacceptable to Provider, Provider may elect to terminate this Agreement by giving written notice of such election to terminate to ESI within 20 days of receipt of amendment, and such termination shall be effective no earlier than 180 days after receipt of written notice by ESI. If Provider does not so elect to terminate this Agreement within such 20-day period, such amendment will be deemed approved by Provider and ESI and shall automatically become a part of this Agreement. Provider further agrees that ESI may amend the Provider Manual and all policies and procedures of ESI, in its sole discretion, and such amendment shall not require consent of Provider.

     D. Provider and ESI each acknowledge that in the performance of the services to be rendered hereunder, each Party will have access to certain confidential business information regarding the other, including but not limited to the following: trade secrets, know-how and nonpublic information that relates to research, development, software programming, concepts, designs, procedures, purchasing, accounting, engineering, marketing, merchandising, selling, business plans or strategies, inventions, source code, pricing and other financial and contractual arrangements with Sponsors and vendors, manuals, marketing strategies, customer lists, Member information protectable under the laws of the United States or any other nation, state or jurisdiction (including, but not limited to, any foreign equivalents thereto) (collectively, the "Confidential Information"). The receiving party shall not disclose or use or enable anyone else to disclose or use, in whole or in part, any such Confidential Information other than for the purpose of providing the services to be provided hereunder and shall promptly return all Confidential Information to the providing party upon request. The obligations set forth in Section 10.D above shall not apply to any Confidential Information to the extent it: (a) is approved by prior written authorization of the disclosing party for release by the receiving party; (b) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction, in which event the receiving party shall give prior written notice to the disclosing party of such disclosure as soon as practicable and shall cooperate with the disclosing party in using all reasonable efforts to obtain an appropriate protective order or equivalent, provided that the information shall continue to be Confidential Information to the extent it is covered by such protective order or equivalent; (c) becomes generally available to the public through any means other than a breach by the receiving party of its obligations under this Agreement; (d) was in the possession of the receiving party without obligation of confidentiality prior to receipt or disclosure under this Agreement as evidenced by written records made prior to such receipt or disclosure; (e) is developed independently by the receiving party without the use of or benefit from any of the Confidential Information of the other party or without breach of this Agreement, as evidenced by records of the receiving party; or (f) is required to be disclosed by any national securities exchange, by government rule or regulation (e.g., in connection with a securities filing) or by any other provisions of applicable law, provided that the receiving party
                                              --------
          gives the disclosing party advance written notice (to the extent practicable) of the disclosure and cooperates with the disclosing party in any reasonable attempt to limit the scope of the required disclosure. In any dispute over whether information is Confidential Information under this Agreement, it will be the burden of the receiving party to show that such contested information falls within the exceptions set forth in this Section.

     E. Provider further agrees during the term of this Agreement and for a period of one year thereafter it will not solicit the trade or patronage of any of the Sponsors or potential sponsors of ESI with respect to prescription drug programs, services, .products or other matters referred to in this Agreement without ESI's prior written consent. Notwithstanding termination of this Agreement, the rights and obligations of the parties under this Subsection shall remain in full force and effect for a period of one year following termination.

     F. This Agreement shall be construed and governed in all respects according to the internal laws in the State of Missouri.

     G. The relationship created hereunder is that of independent contractors and nothing herein shall create or be deemed to create an agency, partnership or joint venture relationship between the parties. No provision of this Agreement or any part of any Sponsor's Prescription Drug Program shall be construed to require any pharmacist to dispense any

          Covered Medication to any Member if, in the pharmacist's reasonable professional judgment, such Covered Medication should not be dispensed to such person. In such event, Provider agrees to notify ESI of the circumstances of the decision not to dispense such Covered Medication.

     H. No waiver of a breach of any covenant or condition shall be construed to be a waiver of any subsequent breach. No act, delay or omission done, suffered, or permitted by the parties shall be deemed to exhaust or impair any right, remedy or power of the parties hereunder.

     I. This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then: (i) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision; (ii) such provision will be void to the extent it is held to be invalid or unenforceable; (iii) such provision will remain in effect to the extent that it is not invalid or unenforceable; and (iv) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the parties.

     J. This Agreement shall not be assigned, in whole or in part, by either party without the prior written consent of the other, except in connection with an acquisition of a party or of all or substantially all of a party's assets, provided, that in any such case the assignee
                                   --------
          agrees in writing to be bound by all of the obligations of the assignor hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Provider Agreement as of the day and year first above written.

PLANETRX.COM, INC.                           EXPRESS SCRIPTS, INC.



By:                                          By:
   -------------------------                    ------------------------
Name:                                        Name:
     -----------------------                      ----------------------
Title:                                       Title:
      ----------------------                       ---------------------

                                   EXHIBIT A
                                   ---------


                                      FEES


          Reimbursement Rates.  The reimbursement rates (i.e., rates at which
          -------------------
     ESI shall pay Provider) for 30 or fewer days Internet Pharmacy prescriptions dispensed to ESI Members by Provider shall be the lesser of:

          (A)  The following rates for the applicable networks:

               [*]

               [*]

               [*]

               [*]

               [*]

               [*]

          or

          (B)  [*]






---------------------
* Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

                                   EXHIBIT B
                                   ---------

                             PERFORMANCE STANDARDS
                             ---------------------

For prescriptions dispensed by Provider, the following performance standards will apply:

1. Mail Service Prescription Accuracy
--------------------------------------------------------------------------------

Standard
--------

While Provider strives for 100 percent accuracy, Provider guarantees [*] percent accuracy in dispensing the correct drug, at the correct strength and at the correct dosage, unless the error is a prescriber error. This standard will be measured [*].

Guarantee
---------
Provider places [*] percent of the dispensing fee at risk, if performance is below the stated standard.


2. Turnaround time for routine prescriptions
--------------------------------------------------------------------------------

Standard
--------

Provider guarantees dispensing and shipping (or return) of [*] percent of all fillable prescriptions not subject to intervention within an average of [*] business days of receipt of the order at Provider. This standard will be measured and reported [*]. "Interventions" include all calls to members or prescribers to clarify the prescriber's direction, to obtain consent for generic or therapeutic substitution, or otherwise.

Guarantee
---------
Provider places [*] percent of the dispensing fee at risk, if performance is below the stated standard for [*] or more.


3. Turnaround time for prescriptions subject to intervention
--------------------------------------------------------------------------------

Standard
--------

Provider guarantees dispensing and shipping (or return) of [*] percent of all prescriptions subject to intervention within an average of [*] business days of receipt of the order at Provider, if the prescriber provides a response on the initial attempts at intervention. This standard will be measured [*].

Guarantee
---------
Provider places [*] percent of the dispensing fee at risk if performance is below the stated standard for [*] or more.




---------------------
* Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.